UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2006

LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-13990	54-1589611
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Gateway Centre Parkway Richmond, Virginia	23235-5153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

The Registrant issued a press release on January 18, 2006 announcing the Company’s intent to sell its existing national headquarters building located at 101 Gateway Centre Parkway, Richmond, Virginia and its intent to relocate and consolidate its national headquarters and other shared resources operations into a larger facility in the Richmond metropolitan area.

In connection with the proposed sale of its existing headquarters, the Company determined on January 13, 2006, that the building and related assets was appropriately classified as “held for sale” in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and should be written down to its estimated fair value less cost to sell. The impairment charge from the write down of the building and related assets is estimated to be approximately $8.0 million and will be reflected in the Registrant’s results of operations for the three months ended March 31, 2006. It is expected that the future cash expenditures to exit certain leases related to the sale and relocation of the corporate operations will be approximately $2.9 million.

The press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.06.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 18, 2006 announcing the relocation of the corporate headquarters and the impairment of the existing headquarters building and related assets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: January 18, 2006	By:	/s/ Christine R. Vlahcevic
Christine R. Vlahcevic
Senior Vice President & Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 18, 2006 announcing the relocation of the corporate headquarters and the impairment of the existing headquarters building and related assets